EXHIBIT 1

Casey Capital, LLC
 Lee D. Keddie
___________________

SUPPLEMENTAL PROXY MATERIALS
FOR
ANNUAL MEETING OF STOCKHOLDERS OF ESSEX RENTAL CORP.
to be held June 4, 2015
___________________

Casey Capital, LLC and Lee D. Keddie are filing the material contained in this Schedule 14A with the Securities and Exchange Commission ("SEC") in connection with Casey Capital's and Mr. Keddie's ongoing solicitation of proxies for the 2015 Annual Meeting of Stockholders (the "Annual Meeting") of Essex Rental Corp. (the "Company") which will be held at the offices Hyde Park Holdings, LLC, 500 Fifth Avenue, 50th Floor, New York, New York 10110 on Thursday, June 4, 2015 at 10:00 A.M., and at any postponement or adjournment thereof. Casey Capital and Mr. Keddie have filed a definitive proxy statement and an accompanying GOLD proxy card with the SEC with regard to the Annual Meeting.
CASEY CAPITAL CORRECTS ESSEX'S REPEATED MISSTATEMENTS REGARDING THE VALIDITY OF KEDDIE'S DIRECTOR NOMINATIONS
The director nominations made by Lee D. Keddie are valid and in conformity with the Company's Bylaws.
Essex continues to try to confuse stockholders in its supplemental proxy materials released May 14, 2015 by saying that Lee Keddie and Casey Capital will not be entitled to nominate directors at the Annual Meeting as a result of their purported failure to comply with the Company's Bylaws. DO NOT BE MISLED BY THESE MISSTATMENTS! Mr. Keddie fully complied with the Company's Bylaws when he submitted his nomination notice on March 31, 2015.

Here is how we believe Laurence Levy on behalf of the Board of Directors of Essex is trying to confuse stockholders with respect to Lee Keddie's nominations: Laurence Levy sent a letter to Mr. Keddie on April 15, 2015 in response to the March 31, 2015 nomination notice that states that Mr. Keddie fails to comply with the Bylaws because he "is not listed as a stockholder on the company's stock ledger maintained by [Essex's] transfer agent." Mr. Levy's April 15, 2015 letter continues, "[This] stock ledger is wholly determinative as to who is a stockholder of the company, including for purposes of entitlement to vote at any meeting of stockholders."
According to the records of Continental Stock Transfer and Trust Company, Essex's transfer agent who maintains the stock ledger as Mr. Levy suggests, Lee Keddie is, in fact, identified as a stockholder on its records as of March 25, 2015. See for yourself. Below is a copy of the direct registration statement from Essex's very own transfer agent, Continental Stock Transfer and Trust Company, dated March 25, 2015 and it clearly identifies Mr. Keddie as a stockholder of record on the books and records of Essex.
In accordance with the Bylaws Mr. Keddie continues to hold these very same shares of stock as identified on this statement. We believe Essex stockholders should ask themselves why Laurence Levy rejected Mr. Keddie's nomination notice on the basis that Mr. Keddie was not a stockholder. Why is Laurence Levy saying that Mr. Keddie's nomination notice does not comply with the Bylaws? Why is Laurence Levy saying that Essex's transfer agent does not list Mr. Keddie on its ledger? Here is clear evidence that Mr. Keddie was listed on the records of Continental as a stockholder and that his notice complies with the Bylaws.
Continental's direct registration statement clearly shows that Continental's records indicate that Mr. Keddie is a stockholder of record and, therefore, must be identified on Essex's stock ledger as of March 25, 2015. We do not understand why Mr. Levy maintains that Mr. Keddie is not listed as a stockholder on the stock ledger he references in light of this record of Continental. As Mr. Keddie has continued to hold his shares from March 25, 2015 through the record date of April 20, 2015 as well as through the date hereof, he is unequivocally a stockholder of record entitled to make nominations at Essex's 2015 Annual Meeting of Stockholders.

CONTINENTAL
STOCK TRANSFER & TRUST

# DIRECT REGISTRATION TRANSACTION ADVICE

Company Name: ESSEX RENTAL CORP.
Security Description: ESSEX RENTAL CORP. COM STK $.0001P.V.
CUSIP Number: 297187 106
Account Registration:

LEE D KEDDIE
8719 258TH AVE NE
REDMOND WA 98053-5871

Transfer Agent: **Continental Stock Transfer & Trust Company**
Transfer Agent Account Number: 0000000210
Telephone Number: 212-509-4000 EXT. 541
Transaction Date: 03/25/15

Transaction Description: DRS CREDIT CONFIRMATION
Transaction Advice Number: CREDT 42999
Transaction Shares: 500

## BROKER/DEALER INFORMATION

Name: NAT FIN SV
Participant Number: 0226
Customer Account Number: T5082O00139

**Retain this advice as a record of your ownership of the above securities.**

**▲ FOLD AND DETACH HERE ▲**

**TRANSACTION REQUEST FORM - PLEASE KEEP THIS FORM FOR FUTURE REQUEST (SEE REVERSE SIDE FOR PROPER ENTRY INSTRUCTIONS)**

Box #1 ☒ Change my address - Mark this box and complete the other side of form

H829
ACCT # 0000000210 LEE D KEDDIE

Box #2 ☒ Issue a certificate from my Direct Registration share position (Please choose one option):

[ ] [ ] [ ] [ ] [ ] [ ] [ ] **OR** All Shares (check here) ☐

(Indicate number of whole shares)

By requesting a physical stock certificate the shareholder bears responsibility for safekeeping and any future costs associated with replacing their stock certificate(s).

**Please Note: A processing fee of $25.00 is required for certificate issuances. Make your remittance payable to Continental Stock Transfer & Trust Company. Submit payment together with your certificate request.**

| All Request must be signed by all registered owners | Signature | Signature | Date | Daytime Telephone No. |
|---|---|---|---|---|
| | | | | ( ) |

LEE D KEDDIE
8719 258TH AVE NE
REDMOND WA 98053-5871

Casey Capital and Mr. Keddie have repeatedly communicated to Essex their position as to the validity of Mr. Keddie's nominations; Essex has received several notifications of Mr. Keddie's identification on the stock ledger.
We have challenged Essex several times with respect to its attempt to reject Mr. Keddie's nomination notice on the basis that he is not listed on Continental's stock ledger. The definitive proxy statement of Mr. Keddie and Casey Capital as filed with the Securities and Exchange Commission on May 7, 2015 states, "Mr. Keddie has received a statement from the Company's transfer agent, Continental Stock Transfer & Trust ("Continental"), which identifies Mr. Keddie as an account holder of record of shares of the Company as of March 25, 2015." Casey Capital's May 11, 2015 press release also states, "Both Kevin Casey and Lee Keddie are stockholders of record according to the records of Essex's transfer agent as evidenced by statements of direct registration prior to the record date for the annual meeting."
Most recently, on May 14, 2015, our counsel sent a letter to counsel for Essex  re-affirming the validity of Mr. Keddie's nominations, asking the Company to justify its blanket assertions to the contrary and requesting that the Company refrain from making misleading statements regarding the validity of Mr. Keddie's nominations and Mr. Keddie's status as a record holder of Essex.
Make no mistake--your vote on Casey Capital's GOLD CARD is being tabulated.
Essex is discouraging you from voting for  Mr. Keddie's nominees and telling you that your votes for them will not be counted at the meeting. Shame on them! Do not be intimidated out of voting for Mr. Keddie's nominees!
Through its solicitation agent D.F King & Co., Casey Capital receives daily tabulation reports including tallied voting information generated by Broadridge, which tabulates such votes on behalf of banks and brokerage firms. We can assure you that based on these reports, your votes for Mr. Keddie's nominees are being tabulated.
       Essex appears intent on ballooning the expenses of this proxy contest.
We do not want this contest to be expensive. However:
-            If Essex continues to disregard its own Bylaws and
-            If Essex continues to disregard its own stock ledger and
-            If Essex continues to disregard its own transfer agent and
-            If Essex actually refuses to count the votes for our nominees,
Then it will be Essex that is causing the cost of this contest to escalate.

                         Essex has dramatically underperformed.
Below are two graphs showing just how dismal Essex's share price performance has been over the previous five years.  Both graphs demonstrate that Essex's underperformance has been a pronounced, prolonged and painful slide, not a cyclical occurrence.

As the first graph shows, when compared to the Marketwatch Construction & Material Index, the depths of Essex's share price underperformance during this period could not be more clear. The Marketwatch Construction & Material Index is a pre-defined index that more closely reflects Essex's industry than does the overall S&P 500 Index.

Looking to the second graph, when compared to seven other companies that Marketwatch lists as benchmark companies for Essex, Essex's share price performance over this period ranks dead last. This comparison shows that Essex is clearly falling further and further behind those companies against whom Essex is benchmarked by Marketwatch and who operate in similar conditions and markets.

Share Price Decline

- 5yr comparison with Construction & Material Index*

Enter Symbol
ESSX
Draw Chart
Time:
Store Settings
Custom
From:
To:
1/1/2010
1/1/2015
Weekly
Compare:
Index:
Construction & Materials
ESSX
Upper Indicator
Show Dividends
Moving Avg:
50
Lower Indicator:
ROC
MACD
Lower Indicator 3:
ESSX Weekly
Dividends
12/28/2014
ESSX
XX:DJUSCN
+110%
+100%
+90%
+80%
+70%
+60%
+50%
+40%
+30%
+20%
+10%
+0%
-10%
-20%
-30%
-40%
-50%
-60%
-70%
-80%
-90%
ESSEX Share Price
Underperformed 160%

* Source – Marketwatch

1

Share Price Decline

- 5yr comparison with Benchmark Companies*

Enter Symbol
ESSX
Draw Chart
Time:
Store Settings
Custom
From:
To:
1/1/2010
1/1/2015
Weekly
Compare:
Index:
Industry:
DXPE, URI, LAWS, H
Upper Indicator
<None>
Moving Avg:
50
Lower Indicator:
Volume
MACD
Lower Indicator 3:
ESSX Weekly
12/28/2014
HWCC
TITN
MGRC
HEES
LAWS
URI
DXPE
① URI - United Rentals Inc. > 1000%
② DXPE - DXP Enterprises Inc. > 350%
③ HEES - H&E Equipment Services > 200%
④ MGRC - McGrath Rent Corp. > 125%
⑤ LAWS - Lawson Products Inc. > 100%
⑥ TITN – Titan Machinery > 50%
⑦ HWCC – Houston Wire and Cable > 50%
All Seven Benchmark Companies
Outperformed ESSEX
ESSEX
+1,150%
+1,100%
+1,050%
+1,000%
+950%
+900%
+850%
+800%
+750%
+700%
+650%
+600%
+550%
+500%
+450%
+400%
+350%
+300%
+250%
+200%
+150%
+100%
+50%
+0%
-50%
-100%

* Source – Marketwatch

2

CASEY CAPITAL, LLC ("CASEY CAPITAL") AND LEE D. KEDDIE INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM STOCKHOLDERS OF ESSEX RENTAL CORP. (THE "COMPANY") IN CONNECTION WITH THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY KC GAMMA OPPORTUNITY FUND LP., CASEY CAPITAL, KEVIN M. CASEY, LEE D. KEDDIE, AND JOHN CLIMACO AND RELATED PARTICIPANTS IN THE SOLICITATION (COLLECTIVELY, THE "PARTICIPANTS"), WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, D.F. KING & CO., INC., CASEY CAPITAL'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING D.F. KING AT (212) 269-5550 OR TOLL-FREE AT (866) 406-2283.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS ARE CONTAINED IN THE SCHEDULE 14A TO BE FILED BY CASEY CAPITAL AND LEE D. KEDDIE WITH THE SEC. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE. MR. KEDDIE OWNS 500 SHARES OF THE COMPANY. CASEY CAPITAL, KC GAMMA AND MR. CASEY OWN 1,462,634 SHARES.